EXHIBIT 3.1







                          AMENDED AND RESTATED BY-LAWS *

                                        OF

                                    HSN, INC.


                                    ARTICLE I
                                     OFFICES

              SECTION 1.     PRINCIPAL OFFICE.  The registered office of

         the Corporation shall be located in the City of Wilmington,

         County of New Castle, State of Delaware.

              SECTION 2.     OTHER OFFICES.  The Corporation may also

         have offices at such other places, both within and without the

         State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II
                                   STOCKHOLDERS

              SECTION 1.     PLACE OF MEETING.  Meetings of stockholders

         may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors.

         If no designation is made, the place of the meeting shall be the principal office of the Corporation.

              SECTION 2.     ANNUAL MEETING.  The annual meeting of the

         stockholders shall be held at such date and time as may be fixed by resolution of the Board of Directors.


         _____________________
         *  Effective as of January 9, 1998







              SECTION 3.     SPECIAL MEETINGS.  Special meetings of the

         stockholders may be called by the Chairman of the Board or a majority of the Board of Directors.

              SECTION 4.     NOTICE.  Written notice stating the date,

         time and place of the meeting, and in case of a special meet-

         ing, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days prior thereto, either personally or by mail, facsimile or telegraph, addressed to each stockholder at his address as it appears on the records of the Corporation.

         If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be by facsimile, such notice shall be deemed to be delivered when confirmation of receipt is

         received by the sender.  If notice be by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Such further notice shall be given as may be required by law.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present.  Any previously scheduled

         meeting of the stockholders may be postponed, and (unless the

         Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.



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              SECTION 5.     ADJOURNED MEETINGS.  The Chairman of the

         meeting or a majority of the voting power of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum.  When a meeting is adjourned to

         another time or place, except as required by law, notice of the adjourned meeting need not be given if the time and place

         thereof are announced at the meeting at which the adjournment is taken, if the adjournment is for not more than thirty (30)

         days, and if no new record date is fixed for the adjourned meeting.  At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

              SECTION 6.     QUORUM.  The holders of a majority of each

         class of the shares of stock issued and outstanding and

         entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stock-

         holders for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat,

         present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be

         present or represented.  If at such adjourned meeting, a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally



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         notified.  When a quorum is present at any meeting, the vote of the holders of a majority of each class of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the

         Delaware General Corporation Law or of the Certificate of

         Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

              SECTION 7.     VOTING.  Each stockholder shall at every

         meeting of the stockholders be entitled to vote in person or by proxy each share of the class of capital stock having voting power held by such stockholder.

              SECTION 8.    PROCEDURE FOR ELECTION OF DIRECTORS;

         REQUIRED VOTE.  Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of shares of

         Common Stock to elect directors under specified circumstances,

         a plurality of the votes cast thereat shall elect directors.

         Except as otherwise provided by law, the Certificate of Incor-

         poration, or these By-Laws, in all matters other than the

         election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.



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              SECTION 9.    INSPECTORS OF ELECTIONS; OPENING AND

         CLOSING THE POLLS.  The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers,

         employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's

         ability.  The inspectors shall have the duties prescribed by law.

                   The Chairman of the meeting shall fix and announce at

         the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

              SECTION 10.    ACTION WITHOUT MEETING.  Any action

         required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without





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         prior notice and without a vote, if a consent in writing, set-

         ting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote

         thereon were present and voted, provided that prompt notice of such action shall be given to those stockholders who have not so consented in writing to such action without a meeting.


                                   ARTICLE III
                                    DIRECTORS

              SECTION 1.    NUMBER AND TENURE.  The business and

         affairs of the Corporation shall be managed by the Board of

         Directors, the number thereof to be determined from time to time by resolution of the Board of Directors.  Each director shall serve for a term of one year from the date of his elec-

         tion and until his successor is elected.  Directors need not be stockholders.

              SECTION 2.    RESIGNATION OR REMOVAL.  Any director may

         at any time resign by delivering to the Board of Directors his resignation in writing, to take effect no later than ten days thereafter.  Any director or the entire Board of Directors may at any time be removed effective immediately, with or without cause, by the vote, either in person or represented by proxy,

         of a majority of the voting power of shares of stock issued and outstanding of the class or classes that elected such director



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         and entitled to vote at a special meeting held for such purpose or by the written consent of a majority of the voting power of shares of stock issued and outstanding of the class or classes that elected such director.

              SECTION 3.    VACANCIES.  Vacancies and newly created

         directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the remaining directors, though less than a quorum, or a

         majority of the voting power of shares of stock issued and out-

         standing and entitled to vote at a special meeting held for such purpose or by the written consent of a majority of the voting power of shares of stock issued and outstanding.  The directors so chosen shall hold office until the next annual election and until their respective successors are duly

         elected.

              SECTION 4.    REGULAR MEETINGS.  Regular meetings of the

         Board of Directors shall be held at such dates, times and

         places as may be designated by the Chairman of the Board, and shall be held at least once each year.

              SECTION 5.    SPECIAL MEETINGS.  Special meetings of the

         Board of Directors may be called by or at the request of the

         Chairman of the Board or a majority of the directors.  The person or persons calling a special meeting of the Board of

         Directors may fix a place and time within or without the State of Delaware for holding such meeting.



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              SECTION 6.    NOTICE.  Notice of any regular meeting or a

         special meeting shall be given to each director, either orally,

         by facsimile or by hand delivery, addressed to each director at his address as it appears on the records of the Corporation.

         If notice be by facsimile, such notice shall be deemed to be adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting.  If by telephone or by hand delivery, the notice shall be given at least twenty-

         four (24) hours prior to the time set for the meeting.  Neither the business to be transacted at, nor the purpose of, any

         regular or special meeting of the Board of Directors need be specified in the notice of such meeting.  A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article IX of these By-Laws.

              SECTION 7.    QUORUM.  At all meetings of the Board of

         Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business and, unless otherwise provided in the Certificate of Incorporation or these

         By-Laws, the act of a majority of the directors present at any meeting at which there is a quorum shall be an act of the Board of Directors.  If a quorum is not present at any meeting of the

         Board of Directors, the directors present may adjourn the meet-

         ing from time to time, without notice, until a quorum shall be present.  The directors present at a duly organized meeting may



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         continue to transact business until adjournment, notwithstand-

         ing the withdrawal of enough directors to leave less than a quorum.  A director present at a meeting shall be counted in determining the presence of a quorum, regardless of whether a contract or transaction between the Corporation and any other

         Corporation, partnership, association, or other reorganization in which such director is a director or officer or has a finan-

         cial interest, is authorized or considered at such meeting.

              SECTION 8.    ACTION WITHOUT MEETING.  Any action

         required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such

         committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

              SECTION 9.    ACTION BY CONFERENCE TELEPHONE.  Members of

         the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall con-

         stitute presence in person at such meeting.

              SECTION 10.    COMMITTEES.  The Board of Directors, by

         resolution adopted by a majority of the whole Board of Direc-

         tors, may designate one (1) or more committees, each committee










         to consist of two (2) or more directors.  The Board of

         Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or

         disqualified member at any meeting of the committee.  In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not

         disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in such resolution, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may

         authorize the seal of the Corporation to be affixed to all papers that may require it, except that no committee shall have the power or authority to amend the Certificate of

         Incorporation, to adopt an agreement of merger or

         consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend to the stockholders a

         dissolution, to amend the By-Laws of the Corporation, to

         declare a dividend, or to authorize the issuance of stock.

              SECTION 11.    COMPENSATION OF DIRECTORS.  The directors

         may be paid their expenses, if any, of attendance at each meet-

         ing of the Board of Directors and may be paid a fixed sum for



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         attendance at each meeting of the Board of Directors or a

         stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of committees may be allowed like compensation for attending committee meetings.


                                    ARTICLE IV
                                     OFFICERS

              SECTION 1.    NUMBER AND SALARIES.  The officers of the

         Corporation shall consist of a Chief Executive Officer (the

         "CEO") who shall also be the Chairman of the Board (the "Chair-

         man"), a Secretary, a Treasurer, and such other officers and assistant officers and agents as may be deemed necessary by the

         Board of Directors.  Any two (2) or more offices may be held by the same person.

              SECTION 2.    ELECTION AND TERM OF OFFICE.  The officers

         of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors following the stockholders' annual meeting, and shall serve for a term of one

         (1) year and until a successor is elected by the Board of

         Directors.  Unless otherwise provided in the Certificate of

         Incorporation or these By-Laws, any officer appointed by the

         Board of Directors may be removed, with or without cause, at any time by the CEO or by the Board of Directors.  Each officer shall hold his office until his successor is appointed or until his earlier resignation, removal from office, or death.  All



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         officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.

         Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.  The Board or any committee thereof may from time to time elect, or the CEO may appoint, such other officers (including a President, one or more Vice Presidents,

         Assistant Secretaries, Assistant Treasurers, and Assistant

         Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation.  Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board or such committee or by the

         CEO, as the case may be.

              SECTION 3.    THE CHIEF EXECUTIVE OFFICER.  The CEO shall

         be elected by the Board of Directors from their own number and shall be the Chairman of the Board and shall preside at all meetings of the stockholders and of the Board of Directors.

         The CEO shall be responsible for the general management of the affairs of the Corporation and shall perform all duties inci-

         dental to his office.  The CEO shall be empowered to sign all certificates, contracts and other instruments of the Corpora-

         tion, and to do all acts that are authorized by the Board of

         Directors, and shall, in general, have such other duties and



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         responsibilities as are assigned consistent with the authority of a Chief Executive Officer and Chairman of the Board of a

         corporation.

              SECTION 4.    THE PRESIDENT.  The Board of Directors or

         the CEO may elect a President to have such duties and responsi-

         bilities as from time to time may be assigned to him by the CEO or the Board of Directors.  The President shall be empowered to sign all certificates, contracts and other instruments of the corporation, and to do all acts which are authorized by the CEO or the Board of Directors, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a President of a corporation.

              SECTION 5.    VICE PRESIDENTS.  The Board of Directors or

         the CEO may from time to time name one or more Vice Presidents that may include the designation of Executive Vice Presidents and Senior Vice Presidents all of whom shall perform such

         duties as from time to time may be assigned to him by the CEO or the Board of Directors.

              SECTION 6.    THE SECRETARY.  The Secretary shall keep

         the minutes of the proceedings of the stockholders and the

         Board of Directors; the Secretary shall give, or cause to be given, all notices in accordance with the provisions of these

         By-Laws or as required by law, shall be custodian of the

         corporate records and of the seal of the Corporation, and, in





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         general, shall perform such other duties as may from time to time be assigned by the CEO or the Board of Directors.

              SECTION 7.    TREASURER.  The Treasurer or, if one is

         designated by the Board of Directors, the Chief Financial

         Officer of the Corporation, shall act as the chief financial officer of the Corporation, shall have the custody of the cor-

         porate funds and securities, shall keep, or cause to be kept,

         correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all monies and other valuable effects in the name and to the credit of the

         Corporation in such depositories as may be designated by the

         Board of Directors, and in general shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the CEO or the

         Board of Directors.

              SECTION 8.    ASSISTANT SECRETARIES.  The Assistant

         Secretaries, if any, in general shall perform such duties as from time to time may be assigned to them by the Secretary or by the Board of Directors, and shall in the absence or incapac-

         ity of the Secretary, perform his functions.

              SECTION 9.    ASSISTANT TREASURERS.  The Assistant

         Treasurers, if any, in general shall perform such duties as from time to time may be assigned to them by the Treasurer or





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         by the Board of Directors, and shall in the absence or

         incapacity of the Treasurer perform his functions.


                                    ARTICLE V
                              CERTIFICATES OF STOCK

              SECTION 1.    SIGNATURE BY OFFICERS.  Every holder of

         stock in the Corporation shall be entitled to have a certifi-

         cate signed by or in the name of the Corporation by the CEO,

         the Chairman or President, if any (or any Vice President), and

         the Secretary (or an Assistant Secretary) of the Corporation,

         certifying the number of shares owned by the stockholder in the

         Corporation.

              SECTION 2.    FACSIMILE SIGNATURES.  The signature of the

         CEO, Chairman, President, Vice President, Treasurer or

         Assistant Treasurer, Secretary or Assistant Secretary may be a

         facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death,

         resignation or otherwise, before such certificate or

         certificates have been delivered by the Corporation, such

         certificate or certificates may nevertheless be adopted by the

         Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.



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              SECTION 3.    LOST CERTIFICATES.  The Board of Directors

         may direct a new certificate(s) to be issued by the Corporation to replace any certificate(s) alleged to have been lost or destroyed, upon its receipt of an affidavit of that fact by the person claiming the certificate(s) of stock to be lost or

         destroyed.  When authorizing such issue of a new certifi-

         cate(s), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate(s), or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate(s)

         alleged to have been lost or destroyed.

              SECTION 4.    TRANSFER OF STOCK.  Upon surrender to the

         Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession,

         assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

              SECTION 5.    CLOSING OF TRANSFER BOOKS OR FIXING OF

         RECORD DATE.  The Board of Directors may close the stock

         transfer books of the Corporation for a period of not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for payment of any



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         dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not more than sixty

         (60) nor less than ten (10) days in connection with obtaining the consent of stockholders for any purpose.  In lieu of

         closing the stock transfer books, the Board of Directors may fix in advance a date of not more than sixty (60) nor less than ten (10) days preceding the date of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect,

         or a date in connection with obtaining such consent, as a

         record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any

         adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or to give such consent.  In such case and not-

         withstanding any transfer of any stock on the books of the

         Corporation after any such record date, such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such divi-

         dend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be.





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              SECTION 6.    REGISTERED STOCKHOLDERS.  The Corporation

         shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive divi-

         dends and to vote as such owner.  Except as otherwise provided by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof.


                                    ARTICLE VI
                      CONTRACT, LOANS, CHECKS, AND DEPOSITS

              SECTION 1.    CONTRACTS.  When the execution of any

         contract or other instrument has been authorized by the Board of Directors without specification of the executing officers,

         the CEO, the President, any Vice President, the Treasurer or

         Assistant Treasurer and the Secretary, or any Assistant Secre-

         tary, may execute the same in the name of and on behalf of the

         Corporation and may affix the corporate seal thereto.

              SECTION 2.    LOANS.  No loans shall be contracted on

         behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the

         Board of Directors.

              SECTION 3.    CHECKS.  All checks or demands for money

         and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Direc-

         tors may from time to time designate.



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              SECTION 4.    ACCOUNTS.  Bank accounts of the Corporation

         shall be opened, and deposits made thereto, by such officers or other persons as the Board of Directors may from time to time designate.

                                   ARTICLE VII
                                    DIVIDENDS

              SECTION 1.    DECLARATION OF DIVIDENDS.  Subject to the

         provisions, if any, of the Certificate of Incorporation, divi-

         dends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting,

         pursuant to law.  Dividends may be paid in cash, in property or contractual rights, or in shares of the Corporation's capital stock.

              SECTION 2.    RESERVES.  Before payment of any dividend,

         there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Direc-

         tors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any

         property of the Corporation, or for such other purpose as the

         Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or

         abolish any such reserve in the manner in which it was created.








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                                   ARTICLE VIII
                                   FISCAL YEAR

              The fiscal year of the Corporation shall be established by the Board of Directors.


                                    ARTICLE IX
                                 WAIVER OF NOTICE

              Whenever any notice whatever is required to be given by

         law, the Certificate of Incorporation or these By-Laws, a writ-

         ten waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein,

         shall be deemed equivalent to the giving of such notice.

         Attendance of a person at a meeting shall constitute a waiver of notice of such meeting.


                                    ARTICLE X
                                       SEAL

              The corporate seal shall have inscribed thereon the name

         of the Corporation, the year of its organization, and the words

         "Corporate Seal, Delaware".  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


                                    ARTICLE XI
                                    AMENDMENTS

              Except as expressly provided otherwise by the Delaware

         General Corporation Law, the Certificate of Incorporation, or

         other provisions of these By-Laws, these By-Laws may be

         altered, amended or repealed and new By-Laws adopted at any


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         regular or special meeting of the Board of Directors by an affirmative vote of a majority of all directors.


                                   ARTICLE XII
                          INDEMNIFICATION AND INSURANCE

              SECTION 1.    INDEMNIFICATION.  The Corporation shall, to

         the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Cor-

         poration to provide prior to such amendment), indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation or proceeding, whether civil,

         criminal or administrative (other than an action by or in the right of the Corporation) by reason of the fact that he or a person of whom he is the legal representative is or was a

         director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the

         Corporation as a director, officer or employee of another

         Corporation, partnership, joint venture, trust, employee

         benefit plan or other enterprise (whether the basis of such proceeding is alleged action in an official capacity as a

         director or officer or in any other capacity while serving as a director or officer) against all expenses, liability and loss










         (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in

         settlement) reasonably incurred or suffered by him in

         connection therewith; provided, however, that except as

         provided in this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a pro-

         ceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of

         Directors.  The right to indemnification conferred in this By-

         Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such

         advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer,

         including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding,

         shall be made only upon delivery to the Corporation of an

         undertaking by or on behalf of such director or officer, to












         repay all amounts so advanced if it shall ultimately be de-

         termined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.

              To obtain indemnification under this By-Law, a claimant

         shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably neces-

         sary to determine whether and to what extent the claimant is entitled to indemnification.  Any indemnification (unless

         ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that

         indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct.  Upon written request by a claimant for

         indemnification pursuant to the preceding sentence, a determi-

         nation, if required by applicable law, with respect to a

         claimant's entitlement thereto shall be made as follows: (i) by the Board of Directors by a majority vote of a quorum consist-

         ing of directors who were not parties to such action, suit,

         investigation or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the company.  If it is so determined that the claimant is entitled to indemnification,












         payment to the claimant shall be made within 10 days after such determination.

              If a claim under this By-Law is not paid in full by the

         Corporation within 20 days after a written claim pursuant to this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any pro-

         ceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Cor-

         poration) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors or stockhold-

         ers) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation

         (including its Board of Directors or stockholders) that the










         claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

              If a determination shall have been made pursuant to this

         By-Law that the claimant is entitled to indemnification, the

         Corporation shall be bound by such determination in any

         judicial proceeding commenced pursuant to this By-Law.

         Furthermore, the Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this By-Law that the procedures and presumptions of this By-Law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.

              The right to indemnification and the payment of expenses

         incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law,

         agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the

         Corporation that indemnification shall be made to the fullest












         extent permitted by law.  No repeal or modification of this By-

         Law shall in any way diminish or adversely affect the rights of any director or officer of the Corporation (or employee or agent of the Corporation to which rights to indemnification have been granted) hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

              The indemnification and advancement of expenses shall,

         unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer,

         employee or agent and shall inure to the benefit of the heirs,

         executors and administrators of such a person.

              The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnifica-

         tion, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this By-Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

              If any provision or provisions of this By-Law shall be

         held to be invalid, illegal or unenforceable for any reason whatsoever:  (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any paragraph of this By-Law

         containing any such provision held to be invalid, illegal or










         unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such

         portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

              Any notice, request or other communication required or

         permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service,

         or certified or registered mail, postage prepaid, return

         receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

              SECTION 2.    INSURANCE.  The Corporation may purchase

         and maintain insurance on behalf of any person who is or will be a director, officer, employee or agent of the Corporation,

         or is or will be a director or officer of the Corporation

         serving at the request of the Corporation as a director,

         officer, employee or agent of another Corporation, partnership,

         joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Cor-

         poration would have the power to indemnify such person against such expense, liability or loss under the General Corporation










         Law of the State of Delaware.  To the extent that the Corpora-

         tion maintains any policy or policies providing such insurance,

         each such director or officer, and each such agent or employee to which rights to indemnification have been granted, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.







































                                       -28-